Exhibit 10.1

FIRST ADDENDUM TO

LOAN AGREEMENT DATED MARCH 22, 2018

FOR ORMAT TECHNOLOGIES, INC. AS BORROWER

WITH MIGDAL INSURANCE COMPANY, LTD.,

MIGDAL MAKEFET PENSION AND PROVIDENT FUNDS LTD. AND YOZMA

PENSION FUND OF SELF EMPLOYED LTD.

This FIRST ADDENDUM TO THE LOAN AGREEMENT DATED MARCH 22, 2018 FOR ORMAT TECHNOLOGIES, INC. AS BORROWER WITH MIGDAL INSURANCE COMPANY, LTD., MIGDAL MAKEFET PENSION AND PROVIDENT FUNDS LTD. AND YOZMA PENSION FUND OF SELF EMPLOYED LTD. (this “First Addendum”) is made and entered on March 25, 2019, by and between Ormat Technologies, Inc. ("Borrower”) and Migdal Insurance Company, Ltd., Migdal Makefet Pension and Provident Funds Ltd. And Yozma Pension Fund of Self Employed Ltd. ("Lenders"). Each of the Borrower and Lenders may be referred to individually as a “Party” and together as the “Parties”.

WHEREAS, the Parties executed the Loan Agreement dated March 22, 2018, pursuant to which Lenders provided Borrower with a loan in an amount of US $100,000,000 (the “Agreement” and the "Loan", respectively);

WHEREAS, the outstanding principal amount under the Loan Agreement, as at the date hereof is US $100,000,000 plus accrued interest.

WHEREAS, Borrower requested Lenders to provide to Borrower an additional loan in an amount of US $50,000,000 (the “Additional Loan”) in addition to the Loan;

WHEREAS, Lenders agreed to make available to the Borrower the Additional Loan under substantially the same terms and conditions of the Agreement and subject to the terms and conditions set forth herein, and

WHEREAS, the Parties wish to enter into this First Addendum to the Agreement, in order to set forth the terms and conditions of the Additional Loan, without changing or amending the terms of the Agreement except as otherwise provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to the terms and conditions set forth herein, and with the intent to be bound, the Parties hereto agree as follows:

1.	Definitions and Interpretation

1.1	Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Agreement.

1.2	In this First Addendum:

Finance Document means:

(a)	the Agreement;

(b)	a Transfer Certificate under the Agreement or under this First Addendum;

(c)	the Utilization Request under the Agreement or under this First Addendum

(d)	this First Addendum; and

(e)	any other document designated as such by the Lenders and the Borrower.

Interest Payment Date means (i) September 15, 2019, and (ii) the 15th day of each March and September thereafter until the Last Repayment Date, and all as set forth in Schedule 2 (Repayment Schedule).

Loan Amount means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading "Loan Amount" in Schedule 1 (The Parties) and any other Loan Amount transferred to it under this First Addendum; and

(b)	in relation to any other Lender, the Loan Amount transferred to it under this Addendum,

to the extent not cancelled, reduced or transferred by it under the terms of this First Addendum.

Original Financial Statements means the Borrower's annual audited consolidated financial statements for the year 2018.

Utilisation Request means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

2.	The Additional Loan

2.1	Subject to the terms of this First Addendum, the Lenders shall make to the Borrower an Additional Loan in an aggregate amount of US $50,000,000 (fifty million US dollars).

2.2	The Lenders will only be obliged to make the Additional Loan if, on the date of the Utilization Request and on the proposed Utilization Date:

(a)	the Lenders shall have received:

(i)	all of the documents and other evidence listed in Schedule 4 (Conditions Precedent) in form and substance satisfactory to the Lenders; and

(ii)	a duly completed Utilization Request, in accordance with the provisions of Clause 3.1 (Delivery of a Utilisation Request) of the Agreement and Schedule 3 hereto.

(b)	no Default under the Loan or Additional Loan is continuing or would result from the Additional Loan; and

(c)	all representations made by the Borrower under the Finance Documents are true and complete.

(d)	The Borrower shall have complied with all of its covenants under the Agreement.

(e)	There shall be no legal impediment pursuant to any applicable law or regulation binding upon Lenders with respect to the grant of Additional Loan.

3.	Utilisation of the Additional loan

3.1	Delivery of a Utilisation Request

The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(f)	the Utilisation Request is delivered to Lenders on the date of the execution of this First Addendum.

(g)	the amount of the requested Additional Loan is the total amount of the Additional Loan (US $50,000,000).

(h)	The currency specified in the Utilisation Request is US dollars.

(i)	The proposed Utilisation Date specified in the Utilisation Request will be 3 (three) Business days following the date hereof.

3.2	Advancing the Loan

Subject to the terms and conditions of this Agreement, on the Utilisation Date, the Lenders shall advance the Loan to account number 78556092 in branch number 10 (Tel Aviv main branch) of Israel Discount Bank Ltd, in the name of the Borrower (Swift code: IDBLILIT; IBAN (USD): IL39-0110-1000-0007-8556-092).

4.	Repayment of the Additional loan

4.1	The Borrower shall repay the principal of the Additional Loan in installments, as follows:

(a)

a principal amount of US $31,500,000 (thirty one million five hundred thousand US dollars) of the Additional Loan shall be repaid in 15 (fifteen) equal semi-annual installments, every March 15 and September 15, with the first payment being on March 15, 2021 and the last repayment date being September 15, 2028.

(b)	a principal amount of US $18,500,000 (eighteen million five hundred thousand US dollars) of the Additional Loan shall be repaid in one bullet payment on March 15, 2029 (the “Last Repayment Date”)

and all as set forth in Schedule 2 (Repayment Schedule).

4.2	Payments to the Lenders

All payments to be made by the Borrower under the Finance Documents shall be made in US dollars, directly to the accounts specified in the table appearing in Part III of Schedule 1 (The Parties), pro rata between such accounts, in accordance with the respective rate specified with respect to each account in such table.

5.	Interest

5.1	Interest Rate

The rate of interest of the Additional Loan is a fixed rate of 4.6% per annum.

5.2	Payment of interest

The Borrower shall pay the accrued interest on the Loan on each Interest Payment Date.

6.	GENERAL

6.1

The Borrower hereby confirms and covenants that no change has occurred to the representations and warranties given in the Agreement, other than changes occurring in the ordinary course of business and which have no adverse material affect on the Borrower, its business activity, or Lenders’ rights under the Agreement or this First Addendum or which were disclosed by the Borrower through its public filings.

6.2	The Parties further agree that, except as specifically modified by the provisions of this First Addendum, the provisions of the Agreement shall apply and govern this First Addendum, mutatis mutandis.

6.3	This First Addendum may be executed in separate counterparts, each of which shall be deemed an original, but together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have entered into this First Amendment on March 25, 2019.

Ormat Technologies, Inc.	Migdal Insurance Company

By: _/s/Doron Blachar/Hezi Kattan Name: Doron Blachar/Hezi Kattan Title: CFO/ CG& CCO	By: /s/ Doron Sapir/Asaf Shoham Name: Doron Sapir/ Asaf Shoham Title: CEO \ CIO

Migdal Makefet Pension and	Yozma Pension Fund of Self Employed
Provident Funds Ltd.	Ltd.

By: By:/s/Doron Sapir/Asaf Shoham Name: Doron Sapir/ Asaf Shoham Title: CEO \ CIO	By:/s/Doron Sapir/Asaf Shoham Name: Doron Sapir/ Asaf Shoham Title: CEO \ CIO

SCHEDULE 1

THE PARTIES

Part I

The Borrower

Ormat Technologies, Inc As Borrower	Registration number (or equivalent, if any) Jurisdiction of Incorporation - Delaware, USA

Part II

The Lenders

Name of Original Lender	Loan Amount
Migdal Insurance Company Ltd.	USD 30,154,956.31 (Thirty million one hundred and fifty-four thousand nine hundred and fifty-six dollars and thirty-one cents

Migdal Makefet Pension and Provident Funds Ltd.	USD 19,471,719.55(Nineteen million four hundred and seventy-one thousand seven hundred and nineteen dollars and fifty-five cents

Yozma Pension Fund of Self Employed Ltd.	USD 373,324.14 (Three hundred seventy-three thousand three hundred and twenty-four dollars and fourteen cents

Part III

Payments Accounts

Account Details	Respective rate of payment per account
Account number 669509 in branch number 600 of Bank Hapoalim, Israel, in the name of Migdal Insurance Makefet Yozma – Amitim	90.21876%
Account number 669487 in branch number 600 of Bank Hapoalim, Israel, in the name of Migdal Insurance Makefet Yozma - Nostro	9.78124%

schedule 2

REPAYMENT SCHEDULE

Date	Interest payment (thousands of dollars)	Principal repayment (thousands of dollars)	Balance of principal (thousands of dollars)
28/03/19	-	-	50,000
15/09/19	1,078	-	50,000
15/03/20	1,147	-	50,000
15/09/20	1,159	-	50,000
15/03/21	1,141	-	50,000
15/09/21	1,159	2,100	47,900
15/03/22	1,093	2,100	45,800
15/09/22	1,062	2,100	43,700
15/03/23	997	2,100	41,600
15/09/23	965	2,100	39,500
15/03/24	906	2,100	37,400
15/09/24	867	2,100	35,300
15/03/25	805	2,100	33,200
15/09/25	770	2,100	31,100
15/03/26	709	2,100	29,000
15/09/26	672	2,100	26,900
15/03/27	614	2,100	24,800
15/09/27	575	2,100	22,700
15/03/28	521	2,100	20,600
15/09/28	478	2,100	18,500
15/03/29	422	18,500	0

SCHEDULE 3

Utilisation Request

From:     Ormat Technologies, Inc.

To:         All Original Lenders

Dated:

Dear Sirs

Ormat Technologies, Inc. - $50,000,000 loan agreement
dated March 25, 2019 (the "First Addendum")

1.

We refer to the First Addendum. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request or the First Addendum.

2.	We wish to borrow the Additional Loan on the following terms:

Proposed Utilisation Date:	28.3.2019 (or, if that is not a Business Day, the next Business Day)

Currency of Loan:	US dollars

Amount:	US$50,000,000 (fifty million US dollars)

Interest Period:

Shall be in accordance with the provisions of Clause 9.1 of the Loan Agreement dated March 22, 2018, pursuant to which Lenders provided Borrower with a loan in an amount of US $100,000,000 (the "Agreement").

3.	We confirm that each condition specified in Clause 2.2 of the First Addendum is satisfied on the date of this Utilisation Request.

4.

The proceeds of this Additional Loan should be credited to account number 78556092 in branch number 10 (Tel Aviv main branch) of Israel Discount Bank Ltd, in the name of the Borrower (Swift code: IDBLILIT; IBAN (USD): IL39-0110-1000-0007-8556-092).

Attached hereto is a signed bank confirmation of the account details.

5.	We confirm that no Default is continuing or might reasonably be expected to result from the making of the Additional Loan.

6.	This Utilisation Request is irrevocable.

Yours faithfully

...................................................

authorised signatory for

Ormat Technologies, Inc.

sCHEDULE 4

Conditions Precedent to Utilisation of the ADDITIONAL loAn

1.	Corporate Documentation

A certificate signed by a director or officer of the Borrower:

(a)	attaching a copy, certified as correct, complete and in full force and effect as at the Utilization Date, of each of the following documents:

(i)	its constitutional documents including any amendments or confirmation that the constitutional documents delivered to the Lenders are complete and up to date.

(ii)	resolution of (x) the board of directors or equivalent body of the Borrower and (y) to the extent required, the shareholders or equivalent body of the Borrower:

(A)	approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute, deliver and perform the Finance Documents.

(B)	authorizing a person or persons to execute the Finance Documents;

(C)

authorizing a specified person or persons, on its behalf, to sign and/or deliver all documents and notices (including the Utilization Request) to be signed and/or delivered by it under or in connection with the Finance Documents

(b)	including a copy of the passport of each person authorized by the resolution referred to in paragraph (a) above to execute the Finance Documents;

(c)	including a specimen of the signature of each person authorized by the resolution referred to in paragraph (a) above.

(d)	confirming that:

(i)	each document delivered to the Lenders in accordance with this Schedule 4 (Conditions Precedents) is correct, complete and in full force and effect as at the Utilization Date.

(ii)

no Default is continuing or might reasonably be expected to result from the making of the Additional Loan or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

(iii)	all representations made by the Borrower under the Finance Documents are true.

(e)	Confirming that all conditions precedent to the utilization of the Loan as set forth in clause 2.2 of the First Addendum have been fulfilled.

2.	Transaction Documents

At least one original copy of each Finance Document executed by the parties thereto.

3.	Legal Opinions

The following legal opinions, each addressed to the Original Lenders and capable of being relied upon by any person who become a Lender under the Agreement:

(a)	A legal opinion of Goldfarb Selgiman & Co., legal advisers to the Borrower as to the laws of the state of Israel, as to, inter alia, the validity and enforceability of the Finance Documents.

(b)

A legal opinion of Norton Rose Fulbright, legal advisers to the Borrower, as to the laws of the United States and the State of Delaware, as to, inter alia, the capacity and authority of the Borrower to execute the Finance Documents, the choice of law and venue apply to the Finance Documents.

4.	Other Documents and Evidence

(a)	The Original Financial Statements.

(b)

A copy of any other Authorization or other document, opinion or assurance which the Lenders consider to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.